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                                                                   Exhibit 10.17

                                 PROMISSORY NOTE


$800,000.00  October 20, 1998
  Denver, Colorado

    FOR VALUE RECEIVED, the undersigned (the "Maker") hereby promises to pay to the order of Douglas H. Hanson (referred to, together with any subsequent holder of this note, as "Holder"), at 1099 18th Street, Suite 3000, Denver, Colorado 80202 or at such other address as may be specified by Holder, the principal sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00), together with simple interest at the rate of 11% per annum. The principal balance of this promissory note (the "Note") and all accrued and unpaid interest thereon shall be due and payable in full ninety (90) days from the date of this Note.

    This Note may be prepaid in whole or in part, at any time and from time to time, without notice, fee or premium. All payments on this Note shall be applied first to the payment of any costs, fees, late charges or other charges incurred in connection with the indebtedness evidence hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

    Make and all parties now or hereafter liable for payment of this Note, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety or otherwise, hereby severally (a) waive presentment, demand, protect, notice of protest, notice of dishonor and all other notices and demands whatever, (b) agree that Holder's consent to extensions of time for payment, and acceptance of late or partial payments before, at or after maturity will not constitute a waiver of any of Holder's rights to enforce timely payment of this Note, (c) agree that Holder's acceptance of one or more partial payments after acceleration of the maturity of this Note will not constitute a waiver of such acceleration, regardless of any contrary notice or statement of condition which may accompany any such partial payment, and (d) agree to pay all costs and expenses, including, without limitation, reasonable attorneys' fees, which may be incurred by Holder in collecting this Note.

    The provisions of this Note and of all agreements now or hereafter existing between Marker and Holder are hereby expressly limited so that in no contingency or event whatsoever whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Colorado law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of any other agreement between Maker and Holder, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance Holder shall ever receive anything of value which is deemed to be interest by Colorado law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of principal amount of this Note or on account of any other principal indebtedness of Maker to Holder and to the payment of interest thereon or, if such

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excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Maker.

    This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Wherever possible, each provision of this Note shall be interpreted so as to be effective and valid under applicable law. If any provision of this Note is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of this Note, nor any other document referred to in this Note, nor the application of the provision to other persons or in other circumstances, shall be affected by such invalidity of unenforceability.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. MAKER HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN COLORADO OR ANY COLORADO DISTRICT COURT SELECTED BY HOLDER, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE. MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOR OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                                                MAKER:

ATTEST:                                 ROCKY MOUNTAIN INTERNET, INC.


By: /s/Raymond Peterson                 By:/s/ Peter J. Kushar
   --------------------------              -----------------------------
                                           Peter J. Kushar,
                                           Chief Financial Officer